SEVENTH AMENDMENT TO MACY'S AMENDED AND RESTATED CREDIT CARD PROGRAM AGREEMENT

    AMENDMENT AGREEMENT, dated as of April 30, 2004, by and among Federated Department Stores, Inc. ("FDS"), FDS Bank ("FDS Bank"), FACS Group, Inc. ("FACS") (FDS, FDS Bank and FACS being collectively referred to herein as the "FDS Parties"), GE Capital Consumer Card Co. ("GE Bank"), Macy's East, Inc., Macy's West, Inc., and Broadway Stores, Inc. (for itself and as successor in interest to Bullock's, Inc.).

    WHEREAS, the parties hereto are parties to an Amended and Restated Credit Card Program Agreement, dated as of June 4, 1996 (the "Agreement");

    WHEREAS, in connection with the Agreement, the FDS Parties and General Electric Capital Corporation ("GE Capital") entered into the GE Capital Credit Services and License Agreement, dated as of June 4, 1996 (the "GE Capital Service Agreement");

    WHEREAS, Section 9.10 of the GE Service Agreement provides that any replacement of or substitute for any Credit Insurance Programs with respect to GE/Macy's Accounts requires the mutual consent of the FDS Parties and GE Capital; and

    WHEREAS, the parties hereto desire to amend the Agreement in order to set forth the terms and conditions applicable to the adoption of Debt Cancellation Products with respect to GE/Macy's Accounts as provided herein.

    (Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the GE Capital Service Agreement, as applicable).

    NOW THEREFORE, in consideration of the terms and mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Section 1.1. of the Agreement is hereby amended by adding the following definitions:

            "AM" means American Modern Insurance Group, Inc.

            "AM Agreement" means the agreement between GE Bank and AM, relating to the offering of Debt Cancellation Products by GE Bank on GE/Macy's Accounts, as such agreement may be amended from time to time.

"Debt Cancellation Product" means a loan term or contractual arrangement modifying loan terms under which GE Bank agrees to cancel all or part of a GE/Macy's Accountholder's obligation to repay an extension of credit from GE Bank upon the occurrence of a specified event.

            "Debt Cancellation Product Marketing Expenses" means, with respect to any period, the amount spent in such period on marketing the Debt Cancellation Products which amount shall be mutually agreed upon by GE Bank and the FDS Parties.

            "Debt Cancellation Product Net Revenue" means, with respect to any period, an amount equal to (x) the sum of (i) the aggregate amount of fees collected from holders of GE/Macy's Accounts for such period with respect to Debt Cancellation Products plus, (ii) any payments made to GE Bank or FDS, as agent for GE Bank by AM pursuant to the AM Agreement, and less (iii) the aggregate amount of credits to holders of GE/Macy's Accounts for such period with respect to Debt Cancellation Products less (y) the sum of (i) any payments made by GE Bank, including any payments made by FDS as agent for GE Bank, to AM pursuant to the AM Agreement, (ii) the amount of Debt Cancellation Product Marketing Expenses for such period and (iii) any fees as determined in accordance with the FACS Services and License Agreement or the GE Capital Services Agreement, as applicable, allocated for such period relating to servicing the Debt Cancellation Products which fees shall include, fulfillment costs, claims adjudication, and customer service calls (the amount allocated for customer service calls shall be equal to the pro rata portion of expenses related to Macy's providing toll free customer service calls for GE/Macy's Accounts participating in Debt Cancellation Products over the expenses related to Macy's providing toll free customer service calls for all GE/Macy's Accounts and FDS/Macy's Accounts). In calculating the Debt Cancellation Product Net Revenue, (a) any and all payments by FDS for indemnified acts with respect to Debt Cancellation Products shall not reduce the Debt Cancellation Product Net Revenue, and (b) any (b) Debt Cancellation Product Net Revenue shall not be reduced by any termination or other penalties payable in connection with prior existing credit insurance programs between the FDS Parties and third parties.

        2. A new Section 9.12 is hereby added to the Agreement which provides as follows:

            "9.12 Debt Cancellation Products.

            (a) The FDS Parties, on the one hand, and GE Bank, on the other hand, hereby consent to the offering by GE Bank from time to time of Debt Cancellation Products on GE/Macy's Accounts subject to the further terms and conditions of this Section 9.12.

            (b) The terms and conditions of any Debt Cancellation Products that GE Bank offers on all GE/Macy's Accounts pursuant to this Amendment Agreement (including, without limitation, the third party service provider utilized by GE Bank, the terms and conditions of any and all contracts and agreements between FACS and AM or any third party, if any, with respect to such Debt Cancellation Products), shall be approved in advance by the Policy Committee; provided, however, that GE Bank may take any action with respect to the Debt Cancellation Products without prior review by the Policy Committee, which GE Bank believes in good faith, after consultation with counsel, is required by applicable Law.

            (c) Subject to the provisions of 9.12 (b), all Debt Cancellation Product Net Revenue from the Debt Cancellation Products with respect to GE/Macy's Accounts will be shared equally between GE Bank and FDS Bank. FDS shall provide to GE Bank, within 20 days after the end of each fiscal month, an unaudited statement of Debt Cancellation Product Net Revenue for such month (including reasonably detailed back-up). GE Bank and its designees, and their respective officers, employees, attorneys, accountants and/or other representatives shall have the right to audit and inspect the records and operations of FACS in order to confirm any calculations of Debt Cancellation Product Net Revenue. Any such audit or inspection shall be made pursuant to the provisions of Section 9.6(a) of this Agreement.

            (d) The FDS Parties shall pay to GE Bank, no later than the last day of each FDS fiscal month, GE Bank's share of the Debt Cancellation Product Net Revenue for the immediately prior fiscal month by wire transfer of immediately available funds to an account specified by GE Bank or in such other manner as specified by GE Bank in writing.

            (e) The FDS Companies shall indemnify the GE Indemnified Parties against any and all Damages arising from or resulting from any act or omission by FACS or its affiliates, employees or agents in performing the services described in Subsection (g) below in connection with the offering of the Debt Cancellation Products to the holders of GE/Macy's Accounts, except to the extent (i) the Credit and Collection Policies specifically describe how such act should be implemented and FACS implemented such act in conformity with such description (other than modifications to the Credit and Collection Policy (including the Major Credit and Collection Policies) made by FDS without the approval of the Policy Committee pursuant to Section 4.4 of the Program Agreement), (ii) any such performance, implementation or execution was effected in accordance with specific written instructions from an Authorized GE Person or (iii) the Damages arising out of such act or omission are due solely to the failure of the GE Information Condition to be satisfied. This indemnification obligation shall be provided in accordance with the provisions of Section 10.1, provided that to the extent GE Capital provides services pursuant to the GE Capital Service Agreement in respect of the Debt Cancellation Products, nothing herein shall be construed as limiting or amending the indemnification obligations of GE Capital pursuant to Section 7.1(a) of the GE Capital Service Agreement.

            (f) Any and all advertising with respect to Debt Cancellation Products offered on GE/Macy's Accounts and all products offered to GE/Macy's Account Debtors pursuant thereto shall be subject to the review and prior approval by GE Bank.

            (g) FACS shall provide the services set forth on the attached Exhibit 1 in support of the Debt Cancellation Products.

        3. Except as otherwise amended hereby, the Agreement shall remain unchanged and in full force and effect.

        4. The validity, performance and enforcement of this Amendment Agreement shall be governed by the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

        5. This Amendment Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have entered into this Amendment Agreement as of the day and year first above written.

GE CAPITAL CONSUMER CARD CO.

By: /s/ William Ellingway

Name: William Ellingway

Title: President

FDS BANK

By: /s/ Teresa Huxel

Name: Teresa Huxel

Title: President

FEDERATED DEPARTMENT STORES, INC.

By: /s/ Dennis J. Broderick

Name: Dennis J. Broderick

Title: Senior Vice President, General Counsel, Secretary

FACS GROUP, INC.

By: /s/ Amy Hanson

Name: Amy Hanson

Title: President

MACY'S EAST, INC.

By: /s/ Dennis J. Broderick

Name: Dennis J. Broderick

Title: Vice President

MACY'S WEST, INC.

By: /s/ Richard C. Fiddes

Name: Richard C. Fiddes

Title: Vice President and Secretary

BROADWAY STORES, INC. (for itself and as successor in interest to Bullock's, Inc.)

By: /s/ Dennis J. Broderick

Name: Dennis J. Broderick

Title: President

Solely for purposes of any consents required by Section 9.10 of the GE Service Agreement:

  GENERAL ELECTRIC CAPITAL CORPORATION

  By: /s/ Glenn Marina

  Name: Glenn P. Marina

  Title: Vice President

  EXHIBIT 1

  FACS Services For

  Debt Cancellation Products

  In support of the Debt Cancellation Products, FACS shall provide the following services:

  1. Monthly Reconciliation Report. Each month, FACS will provide to GE Bank a monthly reconciliation report that will set forth the calculation of the Debt Cancellation Product Net Revenue, based on data received by FACS from the third party service provider(s) utilized by GE Bank.

  2. Monthly Billing. FACS shall activate monthly billing for a GE/Macy's Accountholder who has confirmed enrollment in the Debt Cancellation Product. The billing statement shall include the product description agreed to by GE Bank, and a customer service contact number, which the Accountholder could utilize.

  3. Point of Sale. FACS shall invite new account applicants to enroll for, and shall enroll Accounthoulders who accept such invitation, in the Debt Cancellation Product at the point of sale.

  4. Payment of GE Bank's Third Party Service Provider(s). Each month FACS shall receive and pay the invoices for service provided to FACS on behalf of GE Bank by GE Bank's third party service provider(s) in connection with the Debt Cancellation Product. Each month, FACS shall also pay clip premiums due to AM pursuant to the AM Agreement, as communicated to FACS by GE Bank.

  5. Cancellation. FACS shall process cancellation requests received from Accountholders or from GE Bank or its third party service provider(s) and provide Accountholders with the appropriate refunds in accordance with the Debt Cancellation Product.

  6. Benefits. FACS shall provide information to GE Bank or its third party service provider(s) necessary to process claims for benefits under the Debt Cancellation Product.

  7. Marketing Calendar. FACS shall cooperate with GE Bank to develop a mutually agreeable marketing calendar for the Debt Cancellation Product.

  8. Other Services. FACS shall provide other services as may be agreed to by Federated Corporate Services, Inc. and GE Bank.